Exhibit 10.2

Execution Version

STOCKHOLDERS AGREEMENT

by and among

NEWS CORPORATION,

LGC HOLDCO, LLC,

LGC Family Trust for the benefit of lachlan murdoch,

LGC Family Trust for the benefit of chloe murdoch,

and

LGC FAMILY TRUST FOR THE BENEFIT OF GRACE MURDOCH

Dated as of September 8, 2025

- i -

STOCKHOLDERS AGREEMENT

This Stockholders Agreement, dated as of September 8, 2025 (this “Agreement”), is by and among News Corporation, a Delaware corporation (the “Company”), LGC Holdco, LLC a Delaware limited liability company (“LGC Holdco”), LGC Family Trust for the benefit of Lachlan Murdoch (the “LGC K Trust”), a trust governed by the laws of Nevada and of which Cruden Financial Services LLC (“Cruden”) is the sole trustee, LGC Family Trust for the benefit of Chloe Murdoch (the “LGC C Trust”), a trust governed by the laws of Nevada and of which Cruden is the sole trustee and LGC Family Trust for the benefit of Grace Murdoch (the “LGC G Trust” and together with the LGC K Trust, LGC C Trust and LGC Holdco each a “New Trust” and collectively the “New Trusts”), a trust governed by the laws of Nevada and of which Cruden is the sole trustee. Each of the Company and the New Trusts is referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company was previously a party to that certain Stockholders Agreement (the “Prior Stockholders Agreement”), dated as of September 21, 2019, by and between the Company and the Murdoch Family Trust, a trust governed by the laws of Nevada and of which Cruden is the sole trustee (the “Old Trust”);

WHEREAS, the Old Trust no longer Beneficially Owns any shares of the Company’s Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”);

WHEREAS, the Company and the Old Trust terminated the Prior Stockholders Agreement;

WHEREAS, LGC Holdco Beneficially Owns shares of the Class B Common Stock and the LGC K Trust, LGC C Trust and LGC G Trust Beneficially Owns interests in LGC Holdco; and

WHEREAS, the Parties desire to set forth certain agreements herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

OWNERSHIP AND ACQUISITION OF COVERED VOTING SECURITIES

Section 1.01.          Murdoch Family Interests’ Ownership of Covered Voting Securities.

(a)            The New Trusts agree that each New Trust and its Subsidiaries shall not, during the term of this Agreement, directly or indirectly, alone or in concert with others, own, acquire, offer to acquire, or agree or enter into any understanding or arrangement to acquire, whether by purchase, tender or exchange offer, merger, through the acquisition of control of another Person, by joining a partnership, syndicate or other group (including any group of Persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through a voting agreement, proxy, swap or hedging or other derivative transactions or otherwise, any Covered Voting Securities or any rights (including voting rights) decoupled from the underlying Covered Voting Securities that to the New Trusts’ Knowledge would result in, or following which, the (a) the Murdoch Family Interests and (b) any other Person(s) (i) acting in concert or having any agreement, arrangement or understanding with the New Trusts or (ii) that is a member of any partnership, syndicate or other group (including any group of Persons that would be treated as a single “person” under Section 13(d) of the Exchange Act) with the New Trusts, in the case of each of clauses (i) and (ii), in respect of Covered Voting Securities (any of the Persons described in this clause (b), a “Group Member”), collectively having Beneficial Ownership of Covered Voting Securities in the aggregate representing more than 44.0% of the voting power of the Company Full Voting Shares outstanding at such time (the “Ownership Threshold”).

(b)            The foregoing notwithstanding, the New Trusts’ Representative (on behalf of the New Trusts) may request, on a confidential basis, that the Company approve in advance an action that would otherwise not be permitted pursuant to Section 1.01(a). Any such approval may be provided on behalf of the Company by, and only by, a majority vote of the Independent Directors or a majority vote of the members of a Company Independent Committee (such vote, in either case, “Independent Approval”), and such approval may be granted or denied in such Independent Directors’ or Company Independent Committee’s sole discretion. No Independent Approval shall be required pursuant to this Agreement to effect any transaction in respect of which the holders of shares of Class A Common Stock are entitled to vote pursuant to Article IV, Section 4(a)(i)(1)(C) of the Company’s Amended and Restated Certificate of Incorporation and as to which the requisite stockholder approval is obtained.

Section 1.02.          Company Acquisition of Covered Voting Securities. The Company agrees that it shall not, and shall cause its Subsidiaries not to, directly or indirectly, acquire or agree to acquire by share repurchase, tender or exchange offer or other similar action, Covered Voting Securities if, to the Company’s Knowledge, such acquisition or agreement would result in the Murdoch Family Interests and Group Members collectively having Beneficial Ownership of Covered Voting Securities in the aggregate representing more than the Ownership Threshold.

Section 1.03.          Cooperation.

(a)            To the extent such information is not publicly disclosed, the Company shall promptly inform the New Trusts’ Representative, on a confidential basis, regarding any acquisitions by the Company or its Subsidiaries of Class B Common Stock.

(b)            To the extent such information is not publicly disclosed, the New Trusts’ Representative shall promptly inform the Company, on a confidential basis, regarding any acquisitions or dispositions of Beneficial Ownership of Covered Voting Securities by the New Trusts, or to the New Trusts’ Knowledge, any Group Member.

(c)            In connection with the record date for each meeting of stockholders of the Company during the period that this Agreement is in effect, the New Trusts will seek to confirm with each Murdoch Individual, in each case as of such record date, (i) the Beneficial Ownership of Covered Voting Securities of such Murdoch Individual and (ii) the Beneficial Ownership of Covered Voting Securities of each Murdoch Covered Person with respect to such Murdoch Individual (clauses (i) and (ii) collectively, the “Requested Information”). The New Trusts’ Representative (on behalf of the New Trusts) will report the results of such confirmation (including, if applicable, any failures of a Murdoch Individual to respond) in writing to the Company, together with the Beneficial Ownership of Covered Voting Securities of each New Trust and, to the New Trusts’ Knowledge, any Group Member, as of such record date, on the earlier of the (x) tenth (10th) business day following such record date and (y) date that is two (2) business days prior to the applicable meeting of the Company’s stockholders.

(d)            Upon the written request of the Company to the New Trusts’ Representative, the New Trusts will from time to time seek to confirm with each Murdoch Individual the Requested Information for such Murdoch Individual and each Murdoch Covered Person as of a date identified by the Company, and provide the Requested Information to the Company, together with the Beneficial Ownership of each New Trust and, to the New Trusts’ Knowledge, any Group Member, as promptly as reasonably practicable following such request, if the Company:

(i)             is required by any Governmental Authority to provide updated information with respect to such Requested Information;

(ii)            reasonably deems it necessary to determine the Beneficial Ownership of any of the Murdoch Family Interests or any Group Member to ensure that a proposed repurchase of Covered Voting Securities does not result in the Murdoch Family Interests, together with any Group Member, having Beneficial Ownership in excess of the Ownership Threshold; or

(iii)           reasonably deems it necessary to determine compliance with Section 1.04.

(e)            If any of the New Trusts or the Company, respectively, reasonably believes there may have been a material change in the Beneficial Ownership of any Covered Voting Securities by any Murdoch Individual or any Murdoch Covered Person, the New Trusts will seek to confirm (on the request of the Company, if applicable) the Requested Information and the New Trusts’ Representative will report the results of such confirmation (including, if applicable, any failures of a Murdoch Individual to respond) in writing to the Company as promptly as reasonably practicable.

(f)            The Parties agree to keep confidential any Requested Information reported to the Company, except as required by Law.

Section 1.04.          Treatment of Excess Shares in Specified Circumstances. In the event that, as of the record date for any annual or special meeting of stockholders of the Company, to the New Trusts’ Knowledge the aggregate Beneficial Ownership of Covered Voting Securities by the Murdoch Family Interests exceeds the Ownership Threshold, (such excess number of Covered Voting Securities, the “Excess Shares”), the New Trusts will cause such Excess Shares (a) not to be voted on any matter at such meeting of the Company’s stockholders to the extent that the sum of (i) the votes of the Covered Voting Securities Beneficially Owned by the New Trusts on such matter and (ii) the votes of the Covered Securities Beneficially Owned by any other Murdoch Family Interest that are voted for the same outcome on such matter as the votes in clause (i) (to the extent known to the Company or the New Trusts) would exceed the Ownership Threshold; or (b) to be voted otherwise in the discretion of the New Trusts (subject to compliance with clause (a)).

Section 1.05.          Notice of Distribution of Covered Voting Securities. Not less than four (4) months (or such shorter period as may be authorized by Independent Approval) prior to any distribution by any of the New Trusts of Covered Voting Securities of the type described in Section 4.07, the New Trusts’ Representative (on behalf of the applicable New Trust) shall provide written notice to the Company (a “Distribution Notice”), which Distribution Notice shall set forth (a) the applicable New Trust’s good faith estimate of the anticipated date of such distribution and (b) the applicable New Trust’s plan to effect such distribution, including, if such distribution is not effected through a dispersed public offering, the identities of the Persons anticipated to receive Covered Voting Securities in such distribution and the number of Covered Voting Securities expected to be received by each such Person; provided, that, notwithstanding the foregoing, any (x) decanting of a New Trust to a trust formed for the benefit of the same beneficiaries of such New Trust where such trust executes a joinder to this Agreement in a form reasonably acceptable to the Parties or (y) any dissolution of a New Trust upon the expiration of its term, shall, in each case, require prior notice to the Company solely prior to such event, which may be less than four (4) months prior to such event.

Section 1.06.          Right of First Refusal in connection with an Underwritten Offering.

(a)            If, at any time, a New Trust or any of its Subsidiaries desires to sell Covered Voting Securities that are Beneficially Owned by such New Trust to any Person in an underwritten registered securities offering through one or more nationally recognized financial institutions as underwriter (an “Underwritten Sale”), such New Trust or its Subsidiaries, as the case may be, shall first deliver, concurrently with its delivery of any request for an underwritten public offering pursuant to Section 1.07 (to the extent pursuant to Section 1.07 it is then entitled to make such request), a written notice (a “Company Offer Notice”) thereof to the Company, which notice shall set forth all of the material terms and conditions on which such New Trust or its Subsidiaries, as the case may be, offers to sell such Covered Voting Securities to the Company (the “Company Offer”), including, without limitation, the number of shares of Covered Voting Securities to be sold (the “Company Offered Shares”), the anticipated timing for the sale and the purchase price per share of Covered Voting Securities, payable in cash, which shall be equal to the price quoted to such New Trust in good faith by the lead nationally recognized financial institution retained to act as underwriter in the Underwritten Sale (for the avoidance of doubt, net of any discount anticipated by such financial institution), as reasonably expected to be received in such Underwritten Sale as of the most recent close of financial markets in the United States immediately before the Company Offer Notice is delivered (the “Company Offer Price”). For the avoidance of doubt, if such price quoted is expressed as a range, the Company Offer Price shall be the highest price in such range.

(b)

(i)            The receipt of a Company Offer Notice by the Company from such New Trust or its Subsidiaries, as the case may be, shall constitute an exclusive offer by such New Trust or its Subsidiaries, as the case may be, to sell to the Company the Company Offered Shares at the Company Offer Price. Such offer shall remain open and irrevocable until 5:00 p.m. Eastern Time on the fifth (5th) business day after receipt of such Company Offer Notice by the Company (the “Company Offer Period”). At any time prior to expiration of the Company Offer Period, the Company shall have the right to irrevocably accept the offer of such New Trust or its Subsidiaries, as the case may be, as to the Company Offered Shares by giving a written notice of election (the “Company Notice of Election”) from such New Trust or its Subsidiaries, as the case may be.

(ii)            If the Company accepts an offer by a New Trust or its Subsidiaries, as the case may be, in accordance with this Section 1.06(b) by written notice delivered to such New Trust or its Subsidiaries, as the case may be, prior to expiration of the Company Offer Period, the Company shall purchase from such New Trust or its Subsidiaries, as the case may be, and such New Trust or its Subsidiaries, as the case may be, shall sell to the Company, the Company Offered Shares. The price per share to be paid by the Company shall be the Company Offer Price specified in the Company Offer Notice, payable in accordance with the terms of the Company Offer. In the event the Company does not deliver a Company Notice of Election in which the Company elects to purchase the Company Offered Shares during the Company Offer Period, such New Trust or its Subsidiaries, as the case may be, may sell the Company Offered Shares in accordance with Section 1.06(d).

(c)            If the Company delivers a Company Notice of Election during a Company Offer Period, the Company and such New Trust or its Subsidiaries, as the case may be, shall select, for consummation of the sale of the Company Offered Shares to the Company, a date not later than 10 days (or longer, if required by Law or applicable regulatory approval or notice requirements) after expiration of the Company Offer Period. At the consummation of such sale, such New Trust or its Subsidiaries, as the case may be, shall, in consideration for and conditioned upon delivery by the Company of the Company Offer Price multiplied by the number of shares of Covered Voting Securities being purchased by the Company, deliver to the Company the Company Offered Shares free and clear of any and all encumbrances.

(d)            In the event that (x) the Company received a Company Offer Notice from a New Trust or its Subsidiaries, as the case may be, but does not provide a Company Notice of Election prior to expiration of the Company Offer Period or (y) the Company gives a Company Notice of Election to a New Trust or its Subsidiaries, as the case may be, but failed to consummate, as a result of the fault of the Company, the purchase of the Company Offered Shares within the time frame specified in Section 1.06(c), then nothing in this Section 1.06 shall limit the right of such New Trust or its Subsidiaries, as the case may be, thereafter to consummate an Underwritten Sale; provided that, if such New Trust or its Subsidiaries, as the case may be, is unable to consummate such Underwritten Sale within 180 days after expiration of the Company Offer Period (other than as a result of the Company’s failure to comply with its other obligations under this Section 1.06 or under Section 1.07), then the restrictions provided for in this Section 1.06 shall again become effective and no Underwritten Sale may be made thereafter by such New Trust or its Subsidiaries, as the case may be, without first offering to the Company in accordance with this Section 1.06. For the avoidance of doubt, the provisions of this Section 1.06 shall not apply to any transaction involving Covered Securities other than an Underwritten Sale.

Section 1.07.          Registration Rights. Subject to Section 1.06, to the extent requested in writing by a New Trust at any time after the twelve (12) month anniversary of this Agreement, the Company shall use commercially reasonable efforts to register the Registerable Securities and facilitate the offer and sale of Registrable Securities designated by each of the New Trusts pursuant to an underwritten public offering as promptly as practicable. The Company and the New Trusts shall use commercially reasonable efforts to (i) deliver (or cause to be delivered) and execute (or cause to be executed) any customary documentation reasonably requested by the selling New Trust or the underwriters in connection with such underwritten public offering, including, as applicable, a customary comfort letter (including a customary bring down letter), customary legal opinions, a customary underwriting agreement providing customary indemnification by the Company of the New Trusts and the underwriter and such other customary documents, agreements or certificates, and (ii) take such other actions as shall be reasonably requested to effect the registration and sale of the Registerable Securities, including providing reasonable access members of senior management for purposes of due diligence calls and to reasonably requested diligence materials.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.01.          Representations and Warranties of the Company. The Company represents and warrants to the New Trusts that: (a) the Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the performance by the Company of its obligations hereunder; (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, and, assuming this Agreement constitutes a valid and binding obligation of each New Trust, is enforceable against the Company in accordance with its terms (subject to the limitation of such enforcement by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at Law); and (d) none of the execution, delivery and performance of this Agreement by the Company constitutes a breach or violation of or conflicts with the Company’s certificate of incorporation or bylaws or any material agreement to which the Company is a party.

Section 2.02.          Representations and Warranties of the New Trusts. Each New Trust represents and warrants to the Company that: (a) each New Trust is a trust duly organized, validly existing and in good standing under the Laws of the State of Nevada and has the corporate, trust or other power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by the New Trusts and the performance by the New Trusts of its obligations hereunder have been duly authorized by all necessary corporate, trust or other action on the part of each New Trust and no other proceedings on the part of the New Trusts are necessary to authorize this Agreement or the performance of the New Trusts of their respective obligations hereunder; (c) this Agreement has been duly executed and delivered by each New Trust and constitutes a valid and binding obligation of the New Trusts, and, assuming this Agreement constitutes a valid and binding obligation of the Company, is enforceable against each New Trust in accordance with its terms (subject to the limitation of such enforcement by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at Law); and (d) none of the execution, delivery and performance of this Agreement by the New Trusts constitutes a breach or violation of or conflicts with each New Trust’s organizational documents.

ARTICLE III

DEFINITIONS

Section 3.01.          Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

(a)            “Agreement” shall have the meaning set forth in the preamble to this Agreement.

(b)            “Beneficial Ownership” or “Beneficially Own” shall have the meaning given such term in Rule 13d-3 under the Exchange Act as of the date hereof, except that for purposes of this Agreement the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a Person shall be deemed to be the Beneficial Owner of a security if that Person has the right to acquire beneficial ownership of such security at any time, and shall include, for purposes of this Agreement, any securities as to which such Person has an agreement or understanding with regard to the voting thereof (excluding for the avoidance of doubt, this Agreement).

(c)            “Board” shall mean the Board of Directors of the Company.

(d)            “business day” shall mean any day other than a Saturday, a Sunday or any other day on which banks in New York, New York may, or are required to, remain closed.

(e)            “Chosen Courts” shall have the meaning set forth in Section 4.04.

(f)            “Class A Common Stock” means the Company’s Class A Common Stock, par value $0.01 per share.

(g)            “Class B Common Stock” shall have the meaning set forth in the recitals to this Agreement.

(h)            “Commission” shall mean the Securities and Exchange Commission.

(i)             “Company” shall have the meaning set forth in the preamble to this Agreement.

(j)             “Company Full Voting Shares” shall mean (a) the Class B Common Stock and (b) any bonds, debentures, notes or other indebtedness or instruments or any other shares of capital stock or other voting or equity securities of or ownership interests in the Company that have voting rights similar to the voting rights of the Class B Common Stock (and excluding, for the avoidance of doubt, securities whose voting rights are essentially identical to those of the Class A Common Stock as of the date of this Agreement); provided, that any determination as to whether voting rights are “similar” or “substantially identical” shall be made by Independent Approval.

(k)            “Company Independent Committee” shall mean a committee of the Board comprised solely of one or more of the Independent Directors serving on the Board at the applicable time. For the avoidance of doubt, a Company Independent Committee may be another committee of the Board of Directors comprised solely of Independent Directors (such as the Audit Committee).

(l)             “Company’s Knowledge” shall mean the actual knowledge of the Company’s Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or Chief Legal and Policy Officer (and, in each case, any future officer of the Company with substantially similar responsibilities), other than, in each case, any individual serving in such capacity who is a Murdoch Individual, a Murdoch Covered Person or a trustee or beneficiary of the New Trusts or any of its affiliates or Subsidiaries.

(m)           “Company Offer” shall have the meaning set forth in Section 1.06(a).

(n)            “Company Offer Notice” shall have the meaning set forth in Section 1.06(a).

(o)            “Company Offer Price” shall have the meaning set forth in Section 1.06(a).

(p)            “Company Offered Shares” shall have the meaning set forth in Section 1.06(a).

(q)            “Covered Voting Securities” shall mean the Class B Common Stock, any other Company Full Voting Shares and any rights to subscribe for or calls or securities or rights convertible into or exchangeable or exercisable for any Class B Common Stock or other Company Full Voting Shares.

(r)             “Cruden” shall have the meaning set forth in the preamble to this Agreement.

(s)            “Distribution Notice” shall have the meaning set forth in Section 1.05.

(t)             “Excess Shares” shall have the meaning set forth in Section 1.04.

(u)            “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

(v)            “Governmental Authority” shall mean any supranational, national, federal, state, provincial county, local or municipal government, or other political subdivision thereof, or any court, tribunal or arbitral body and any entity exercising executive, legislative, judicial, regulatory, taxing, administrative, prosecutorial or arbitral functions of or pertaining to government, domestic or foreign, including, for the avoidance of doubt, the Commission and any stock exchange.

(w)            “Group Member” shall have the meaning set forth in Section 1.01(a).

(x)            “Independent Approval” shall have the meaning set forth in Section 1.01(b).

(y)            “Independent Directors” shall mean members of the Board who are (i) “independent directors” as defined by the rules of the applicable stock exchange(s) on which the Class B Common Stock or any other shares of the Company’s common stock are listed at the applicable time and (ii) “disinterested directors” within the meaning of Section 144 of the General Corporation Law of the State of Delaware (as construed by the Delaware courts or otherwise amended from time to time) in any decision contemplated by this Agreement to be determined by Independent Approval.

(z)            “Law” shall mean all supranational, national, federal, state, provincial, county, local, municipal or other laws, statutes, ordinances, regulations and rules of any Governmental Authority (including the rules and regulations of the Commission and applicable stock exchange rules), and all judgments, orders, writs, awards, preliminary or permanent injunctions or decrees of any Governmental Authority.

(aa)          “LGC C Trust” shall have the meaning set forth in the preamble to this Agreement.

(bb)         “LGC G Trust” shall have the meaning set forth in the preamble to this Agreement.

(cc)          “LGC Holdco” shall have the meaning set forth in the preamble to this Agreement.

(dd)         “LGC K Trust” shall have the meaning set forth in the preamble to this Agreement.

(ee)          “Litigation” shall have the meaning set forth in Section 4.04.

(ff)            “Murdoch Covered Person” means, with respect to any Murdoch Individual: (i) any Person (A) a significant purpose of which Person is to invest in, manage or otherwise acquire Beneficial Ownership of Covered Voting Securities and of which such Murdoch Individual or spouse or lineal descendant thereof is, directly or indirectly, a member, equity holder, partner or beneficiary or (B) other than the Company, as to which such Murdoch Individual or spouse or lineal descendent thereof is an officer, director, general partner, trustee or similar senior executive or manager; (ii) the spouse of such Murdoch Individual; or (iii) the lineal descendants of such Murdoch Individual or such Murdoch Individual’s spouse. Lineal descendants shall include adopted Persons.

(gg)          “Murdoch Family Interests” shall mean (i) the New Trusts, (ii) the Murdoch Individuals and (iii) the Murdoch Covered Persons.

(hh)          “Murdoch Individual” shall mean K. Rupert Murdoch, Lachlan K. Murdoch, Chloe Murdoch and Grace Murdoch.

(ii)            “New Trust” shall have the meaning set forth in the preamble to this Agreement.

(jj)            “New Trust’s Knowledge” shall mean the actual knowledge of the president or any other principal officer of the trustee of any New Trust (or, in the case of LGC Holdco, the manager thereof).

(kk)          “New Trusts’ Representative” shall mean Cruden, or at such time as it becomes the trustee of each of, and for so long as the trustee of all of the LGC K Trust, LGC C Trust and LGC G Trust, Cruden 2, LLC, or such successor individual or entity as the Parties shall agree in writing.

(ll)            “Ownership Threshold” shall have the meaning set forth in Section 1.01(a).

(mm)        “Parties” shall have the meaning set forth in the preamble to this Agreement.

(nn)          “Person” shall mean any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, other entity, government or department or agency of a government.

(oo)          “Registrable Securities” shall mean any shares of Class B Common Stock currently owned or hereafter acquired by the New Trusts. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold, disposed of or otherwise transferred by the holder thereof pursuant to such effective registration statement, (ii) such securities are sold or disposed of in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act (“Rule 144”) or pursuant to another exemption from the registration requirements of the Securities Act, (iii) such securities may be sold or disposed of in accordance with Rule 144 without regard to the manner or volume restrictions of Rule 144 or (iv) such securities cease to be outstanding.

(pp)          “Requested Information” shall have the meaning set forth in Section 1.03(c).

(qq)          “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

(rr)            “Subsidiary” shall mean, as to any Person, any corporation or other Person at least a majority of the shares of stock or other ownership interests of which having general voting power under ordinary circumstances to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time stock or ownership interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is, at the time as of which the determination is being made, owned by such Person, or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

ARTICLE IV

MISCELLANEOUS

Section 4.01.          Notices. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) upon transmission by electronic mail as evidenced by confirmation of transmission to the sender (but only if followed by transmittal of a copy thereof by (i) national overnight courier or (ii) hand delivery with receipt, in each case, for delivery by the second business day following such electronic mail or facsimile transmission), (c) on receipt after dispatch by registered or certified mail, postage prepaid and addressed, or (d) on the next business day if transmitted by national overnight courier, in each case as set forth to the parties as set forth below:

if to the New Trusts’ Representative (which shall constitute notice to the LM Trust, the CM Trust and the Remaining Members Trust), to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Attention:                Howard Ellin

Brandon Van Dyke

Email:                       howard.ellin@skadden.com

brandon.vandyke@skadden.com

Solomon Dwiggins Freer & Steadman, Ltd.

9060 West Cheyenne Avenue

Las Vegas, Nevada 89129

Attention:               Alexander LeVeque, Esq.

Email:                      aleveque@sdfnvlaw.com

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention:                Alan S. Halperin

Lindsay V. Jensen

Email:                      ahalperin@paulweiss.com

ljensen@paulweiss.com

if to the Company, to:

News Corporation

1211 Avenue of the Americas New York, NY 10036

Attention: General Counsel

Email: dpitofsky@newscorp.com

with a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Attention: Saee Muzumdar

Email: SMuzumdar@gibsondunn.com

or such other address, email address or facsimile number as such Party may hereafter specify by like notice to the other Parties hereto.

Section 4.02.          Amendments; No Waivers.

(a)            Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Parties, or in the case of a waiver, by the Party entitled to the benefits thereof. Any amendment or waiver by the Company shall be authorized by Independent Approval.

(b)            No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 4.03.          Successors and Assigns; Parties in Interest. Neither this Agreement nor any of the rights or obligations under this Agreement shall be assigned, in whole or in part, by any Party without the prior written consent of the other Parties (in the case of the Company, with such assignment or such consent to assignment being authorized by Independent Approval). Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer any rights, remedies or causes of action under or by reason of this Agreement upon any Person other than the Parties and their respective successors and permitted assigns.

Section 4.04.          Governing Law; Consent to Jurisdiction. This Agreement shall be construed in accordance with and governed by the internal Laws of the State of Delaware, without giving effect to the principles of conflicts of Laws. Each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”), for any action, proceeding or investigation in any court or before any Governmental Authority (“Litigation”) arising out of or relating to this Agreement and the matters contemplated hereby and further agrees that service of any process, summons, notice or document by U.S. mail to its address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the matters contemplated hereby in the Chosen Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. Each of the Parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the matters contemplated hereby.

Section 4.05.          Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 4.06.          Specific Performance. Each of the Parties hereby acknowledge and agree that the Parties’ respective remedies at Law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agree that, in the event of a breach or threatened breach by any of the Parties of the provisions of this Agreement, in addition to any remedies at Law, the Parties, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 4.07.          Termination. This Agreement shall terminate and be of no further force and effect for all Parties upon (i) the distribution by the New Trusts of all or substantially all of the Covered Voting Securities Beneficially Owned by each New Trust (including in connection with the dissolution or winding-up of the New Trusts); provided, that the New Trust has complied with the notice requirement set forth in Section 1.05 or (ii) the mutual written consent of the Parties.

Section 4.08.          Fees and Expenses. The Company shall bear the cost of any reasonable and documented fees and expenses (including any governmental filing fees) incurred directly by the New Trusts in connection with the negotiation and execution of this Agreement (or the repurchase by the Company of any Class B Common Stock) and any third-party stockholder or derivative claim arising as a result of the execution and announcement of this Agreement (or the repurchase by the Company of any Class B Common Stock).

Section 4.09.          Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided that the Parties shall negotiate in good faith to attempt to place the Parties in the same position as they would have been in had such provision not been held to be invalid, void or unenforceable.

Section 4.10.          Effective Time. This Agreement shall be effective as of the date hereof.

Section 4.11.          Entire Agreement. This Agreement embodies the complete agreement and understanding between the Parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or between the Parties, written or oral, that may have related to the subject matter hereof in any way.

Section 4.12.          Interpretation. References in this Agreement to Articles and Sections shall be deemed to be references to Articles and Sections of this Agreement, unless the context shall otherwise require. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of such agreement or instrument. Words in the singular shall be held to include the plural and vice versa. References to “written” or “in writing” include in electronic form. The word “or” shall not be exclusive. The phrase “to the extent” shall mean the degree to which a subject or other thing extends, and not merely “if.” Each of the Parties has participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or burdening any party by virtue of the authorship of any of the provisions in this Agreement. A reference to any Person includes such Person’s successors and permitted assigns. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded.

Section 4.13.          Headings. The titles of Articles and Sections of this Agreement are for convenience only and shall not be interpreted to limit or otherwise affect the provisions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Stockholders Agreement to be duly executed as of the day and year first above written.

NEWS CORPORATION

By:	/s/ David Pitofsky
	Name:	David Pitofsky
	Title:	General Counsel

[Signature Page to Stockholders Agreement]

LGC FAMILY TRUST FOR THE BENEFIT OF LACHLAN MURDOCH,

By:	Cruden Financial Services, LLC, its sole trustee

By:	/s/ William Barr
	Name:	William Barr
	Title:	President

LGC FAMILY TRUST FOR THE BENEFIT OF CHLOE MURDOCH,

By:	Cruden Financial Services, LLC, its sole trustee

By:	/s/ William Barr
	Name:	William Barr
	Title:	President

LGC FAMILY TRUST FOR THE BENEFIT OF GRACE MURDOCH,

By:	Cruden Financial Services, LLC, its sole trustee

By:	/s/ William Barr
	Name:	William Barr
	Title:	President

LGC HOLDCO, LLC

By:	/s/ William Barr
	Name:	William Barr
	Title:	President

[Signature Page to Stockholders Agreement]